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                                                                   EXHIBIT 10.10

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                                                                  August 2, 2001


Dear Mr. Donald:

         We are pleased to extend an offer of employment to you for the position of Vice President of Resort Finance for the Mississippi Band of Choctaw Indians d/b/a Choctaw Resort Development Enterprise (CRDE). The Board of Directors has approved this offer and we look forward to working with you.

         The terms of this offer are as follows:

         The length of your employment is four years commencing on the effective date of your employment. The effective date (defined as the first day you are to report for work under the terms of this offer) of your employment shall be mutually agreed upon but shall not exceed 30 days from the date this offer is made. The terms of this offer may be amended or extended upon our mutual agreement; and

         Your annual salary shall be $135,000; and

         Your annual and sick leave accrued as a tribal employee will transfer to your new position with CRDE; and

         Your 401K savings accrued as a tribal employee will transfer to your new position with CRDE; and

         You will receive other fringe benefits as typical for tribal employees.
             You understand that you will be subject to all personnel policies applicable to employees of Choctaw Resort Development Enterprise as passed by the Board of Directors.

         This offer and any related documents shall be construed to the laws of the Mississippi Band of Choctaw Indians and the State of Mississippi (pursuant to Section 1-1-4, Choctaw Tribal Code). Exclusive venue and jurisdiction shall be in the Tribal Court of the Mississippi Band of Choctaw Indians. This offer and any related documents are subject to the Choctaw Tribal Tort Claims Act. Nothing contained in this Offer or any related documents shall be construed or deemed to provide recourse to the Government Services Division assets or to any gaming assets currently owned or hereafter acquired,

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including without limitation to those of the Choctaw Resort Development
Enterprise, all such recourse being hereby expressly disclaimed.

         It is our understanding that you can report for duty (the effective date of your employment) no later than 30 days after receipt of this letter. A copy of the position duties and responsibilities are attached to this letter and will serve as the basis of your job description. There are two signed copies of this letter. Upon your acceptance of our offer please sign both and return one copy to us. We trust this letter summarizes our agreement and we welcome you to Pearl River Resort.

                                                     /s/  Jay Dorris
                                           -------------------------------------
                                           Jay Dorris, President



                                                     /s/  Phillip Martin
                                           -------------------------------------
                                           Phillip Martin, Chairman of the Board



          /s/  Mike Donald
-----------------------------------------------------
Mike Donald, VP for Construction Operations


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                              VP for Resort Finance

o        Over View of Responsibilities

         o Responsible for the administration of the financial activities of the enterprise including treasury management, financial reporting, accounting, auditing and budget control.

         o Administration of the financial reporting to be conducted at each of the "resort facilities".

         o Review and make recommendations as appropriate, on the financial and statistical records of the resort facilities.

         o Assure that each resort facility has proper internal accounting, financial and operating controls.

         o Oversee the preparation of CRDE combined financial statements and other necessary financial reports.

         o Monitor the reliability and integrity of the financial reporting for each resort facility.

         o Research and prepare responses to questions regarding financial implication of actions taken in the course of managing any resort facility.

         o Cooperate with the Choctaw Gaming Commission to address any issues that may arise in the operation of the gaming properties and ensure that the proper feedback and response is provided.

         o    Other duties as assigned


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